Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corp. Reports 2025 First Quarter Results

Board Authorizes a $10 Million Share Repurchase Program

HOUSTON — May 13, 2025 — Drilling Tools International Corp., (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle, today reported its results for the three months ended March 31, 2025.

DTI generated total consolidated revenue of $42.9 million in the first quarter of 2025. First quarter Tool Rental revenue was approximately $34.5 million and Product Sales revenue totaled $8.3 million. Total Operating Expenses were $39.6 million and Operating Income was $3.3 million. Net Loss for the first quarter was approximately $1.7 million and Adjusted Net Income(1) for the quarter was $0.7 million. Diluted EPS and Adjusted Diluted EPS(1) for the first quarter were a loss of $0.05 per share and an income of $0.02 per share, respectively. First quarter Adjusted EBITDA(1) was $10.8 million and Adjusted Free Cash Flow(1)(2) was $5.7 million. As of March 31, 2025, DTI had approximately $2.8 million of cash and cash equivalents and net debt of $52.1 million.

Wayne Prejean, President and Chief Executive Officer of DTI, stated, “We are pleased to report strong 2025 first quarter sequential and year-over-year revenue growth and solid Adjusted EBITDA results in spite of industry headwinds. Revenue grew 7.6% sequentially and 16% over last year’s first quarter. Adjusted EBITDA was essentially flat sequentially and grew nearly 18% over last year.

“Looking to the near term, we have yet to experience tangible disruptions to our forecast for our rental tools or the sale of our tools,” added Prejean. “However, we do see increased volatility and uncertainty in the marketplace due to the potential impacts of tariffs, recession fears that could lower demand for hydrocarbons, and OPEC+’s decision to increase production, to name a few. In anticipation of any prospective disruptions, we have implemented a new program to cut expenses by approximately $6 million this year and have contingency plans to cut more costs if necessary.

“While we cannot control global economic forces, we do believe that our input costs are fairly insulated from the increase in the costs associated with any tariff risks for three reasons: 1) DTI has a strong US manufacturing base; 2) our international footprint and diverse supply chain allows us flexibility in the face of uncertainty; and 3) should a significant reduction in rig count come, we are prepared to significantly curtail planned growth capital expenditures,” said Prejean. “We remain committed to identifying cost reduction opportunities and maintaining operational agility to quickly respond to a challenging environment, now or in the future, to enhance shareholder value.

“Based on this current volatility and market uncertainty, we feel it is prudent to adjust our annual Revenue, Adjusted EBITDA, and Adjusted Free Cash Flow guidance ranges as follows:

Updated 2025 Full Year Outlook

Revenue	$145 million	—	$165 million
Adjusted EBITDA(1)	$32 million	—	$42 million
Adjusted EBITDA Margin(1)	22%	—	25%
Adjusted Free Cash Flow(1)(2)	$14 million	—	$19 million

(1)
Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

(2)
Adjusted Free Cash Flow defined as Adjusted EBITDA less Gross Capital Expenditures.

Board Authorizes a $10 Million Repurchase Program

Prejean added, “Our disciplined capital allocation strategy prioritizes financial strength through maintenance and organic growth capital investment, strategic acquisitions, and now a return of capital program to enhance shareholder value. We firmly believe that our common stock is undervalued and is an attractive investment opportunity within our overall capital allocation strategy.”

DTI announced today that its board of directors (the “Board”) recently authorized a repurchase program under which the Company may repurchase its outstanding shares of its common stock up to $10 million. The Board’s decision to initiate this program reflects its confidence in the Company’s long-term strategy and financial health. By repurchasing shares, DTI aims to enhance shareholder value in several ways, including optimizing its capital structure and demonstrating a commitment to returning excess capital to shareholders, providing the Company with flexibility to manage its equity base efficiently. The Board will periodically review the program and may adjust the amount and timing of repurchases based on market conditions, business outlook, and other factors relevant to the Company’s financial position and strategic priorities.

Under the share repurchase program, the Company intends to repurchase shares through open-market, round lot of block transactions, in privately negotiated, off-market purchases or otherwise in accordance with applicable federal and state securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”). Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

2025 First Quarter Conference Call Information

DTI's 2025 first quarter conference call can be accessed live via dial-in or webcast on Wednesday, May 14, 2025 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by dialing 201-389-0869 and asking for the DTI call at least 10 minutes prior to the start time, or via live webcast by logging onto the webcast at this URL address: https://investors.drillingtools.com/news-events/events. An audio replay will be available through May 21, 2025 by dialing 201-612-7415 and using passcode 13753220#. Also, an archive of the webcast will be available shortly after the call at https://investors.drillingtools.com/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI operates from 15 service and support centers across North America and maintains 11 international service and support centers across the EMEA and APAC regions. To learn more about DTI, please visit: www.drillingtools.com.

Contact:

DTI Investor Relations

Ken Dennard / Rick Black

InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the business combination and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (4) DTI’s ability to source tools and raw materials at a reasonable cost; (5) DTI’s ability to market its services in a competitive industry; (6) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (7) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (8) DTI’s ability to obtain additional capital; (9) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (11) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (11) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (12) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (13) the potential for volatility in the market price of DTI’s common stock; (14) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (15) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (16) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (17) other risks and uncertainties separately provided to you and indicated from time to time described in in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties including those described in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K filed on March 14, 2025 and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such Form 10-K. Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management and are subject to numerous conditions, many of which are beyond the control of DTI. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Drilling Tools International Corp.
Consolidated Statement of Operations and Comprehensive Income (Loss) (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three Months Ended March 31,
	2025	2024
Revenue, net:
Tool rental	$34,533	$29,966
Product sale	8,347	7,008
Total revenue, net	42,880	36,974
Operating costs and expenses:
Cost of tool rental revenue	7,688	6,484
Cost of product sale revenue	3,558	2,053
Selling, general, and administrative expense	21,609	17,942
Depreciation and amortization expense	6,722	5,365
Total operating costs and expenses	39,577	31,844
Operating income	3,303	5,130
Other expense, net:
Interest expense, net	(1,309)	(182)
Gain on sale of property	13	—
Loss on asset disposal	—	(9)
Gain (loss) on remeasurement of previously held equity interest	—	249
Goodwill impairment	(1,901)	—
Other income (expense), net	(1,934)	(1,125)
Total other expense, net	(5,131)	(1,067)
Income before income tax expense	(1,828)	4,063
Income tax benefit (expense)	159	(937)
Net income (Loss)	$(1,669)	$3,126
Basic earnings per share	$(0.05)	$0.11
Diluted earnings per share	$(0.05)	$0.11
Basic weighted-average common shares outstanding	35,592,737	29,768,568
Diluted weighted-average common shares outstanding	35,592,737	29,768,568
Comprehensive income:
Net income (Loss)	$(1,669)	$3,126
Foreign currency translation adjustment, net of tax	942	(511)
Net comprehensive income (loss)	$(727)	$2,615

Drilling Tools International Corp.
Consolidated Balance Sheets (Unaudited)
(In thousands of U.S. dollars and rounded)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash	$2,789	$6,185
Accounts receivable, net	42,381	39,606
Related party note receivable, current	909	909
Inventories, net	18,250	17,502
Prepaid expenses and other current assets	3,045	3,874
Total current assets	67,374	68,076
Property, plant and equipment, net	80,863	75,571
Operating lease right-of-use asset	23,653	22,718
Intangible assets, net	40,227	37,232
Goodwill	14,401	12,147
Deferred financing costs, net	730	817
Related party note receivable, less current portion	4,353	4,262
Deposits and other long-term assets	1,569	1,608
Total assets	$233,169	$222,431
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$15,603	$11,983
Accrued expenses and other current liabilities	9,031	7,864
Current portion of operating lease liabilities	4,258	4,121
Current maturities of long-term debt	5,908	6,995
Total current liabilities	34,801	30,963
Operating lease liabilities, less current portion	19,644	18,765
Revolving line of credit	30,000	27,142
Long-term debt, less current portion	18,961	19,676
Deferred tax liabilities, net	7,067	5,926
Total liabilities	110,473	102,472
Commitments and contingencies
Shareholders' equity
Common stock, $0.0001 par value, shares authorized 500,000,000 as of March 31, 2025 and December 31, 2024, 35,592,737 issued and outstanding as of March 31, 2024 and 34,704,696 shares issued and outstanding as of December 31, 2024	4	3
Additional paid-in-capital	128,878	125,415
Accumulated deficit	(5,251)	(3,582)
Accumulated other comprehensive loss	(935)	(1,877)
Total shareholders' equity	122,696	119,959
Total liabilities and shareholders' equity	$233,169	$222,431

Drilling Tools International Corp.
Consolidated Statement of Cash Flows (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (Loss)	$(1,669)	$3,126
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	6,722	5,365
Amortization of deferred financing costs	87	56
Non-cash lease expense	1,383	1,111
Unrealized loss on currency remeasurement	(114)	—
Provision for excess and obsolete inventory	418	—
Provision for excess and obsolete property and equipment	54	66
Provision for credit losses	217	(135)
Deferred tax expense	(750)	266
Gain on sale of property	(14)	—
Loss on asset disposal	37	9
Unrealized (gain) loss on equity securities	—	(249)
Gross profit from sale of lost-in-hole equipment	(3,145)	(2,799)
Stock-based compensation expense	541	208
Interest Income on related party note receivable	(91)	—
Goodwill impairment	1,901	—
Changes in operating assets and liabilities:
Accounts receivable, net	(670)	(1,839)
Prepaid expenses and other current assets	572	1,723
Inventories, net	2,540	2,836
Operating lease liabilities	(1,303)	(1,067)
Accounts payable	(3,651)	(2,848)
Accrued expenses and other current liabilities	(634)	(2,517)
Net cash flows from operating activities	2,431	3,311
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(5,619)	(18,261)
Purchase of intangible assets	(681)	—
Proceeds from sale of property, plant, and equipment	14	—
Purchase of property, plant, and equipment	(5,043)	(6,228)
Proceeds from sale of lost-in-hole equipment	4,049	4,904
Net cash flows from investing activities	(7,280)	(19,585)
Cash flows from financing activities:
Payment of deferred financing costs	—	(389)
Proceeds from Term Loan	—	25,000
Repayment of Term Loan	(1,250)	—
Repayment of Promissory Note	(216)	—
Proceeds from revolving line of credit	19,349	—
Repayment on revolving line of credit	(16,491)	—
Net cash flows from financing activities	1,392	24,611
Effect of Changes in Foreign Exchange Rate	61	(291)
Net Change in Cash	(3,396)	8,046
Cash at Beginning of Period	6,185	6,003
Cash at End of Period	$2,789	$14,049

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted Free Cash Flow, Net Debt and Adjusted Net Income measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA is useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure used for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

Net Debt is a supplemental non-GAAP financial measure, and we define Net Debt as total debt less cash and cash equivalents. We use Net Debt to determine our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining our leverage position since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to reduce debt.

We define Adjusted Net Income (Loss) as consolidated net income (loss) adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions, (iv) income taxes expense which is calculated by applying our effective tax rate on unadjusted net income to adjusted pre-tax income, and (v) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net Income (Loss) is useful because it allows us to exclude non-recurring items in evaluating our operating performance.

We define Adjusted Diluted Earnings (Loss) per share as the quotient of adjusted net income (loss) and diluted weighted average common shares. We believe that Adjusted Diluted Earnings (Loss) per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income to the most directly comparable GAAP financial measures for the periods indicated:

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended March 31,
	2025	2024
Net income (loss)	$(1,669)	$3,126
Add (deduct):
Income tax expense (benefit)	(159)	937
Depreciation and amortization	6,722	5,365
Interest expense, net	1,309	182
Stock option expense	541	208
Management fees	188	188
Gain on sale of property	(14)	—
Loss on asset disposal	—	9
Gain on remeasurement of previously held equity interest	—	(249)
Goodwill impairment	1,901	—
Transaction expense	732	889
Other expense, net	1,203	236
Adjusted EBITDA	$10,754	$10,891

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended March 31,
	2025	2024
Net income (loss)	$(1,669)	$3,126
Add (deduct):
Income tax expense (benefit)	(159)	937
Depreciation and amortization	6,722	5,365
Interest expense, net	1,309	182
Stock option expense	541	208
Management fees	188	188
Gain on sale of property	(14)	—
Loss on asset disposal	—	9
Loss (gain) on remeasurement of previously held equity interest	—	(249)
Goodwill impairment	1,901	—
Transaction expense	732	889
Other expense, net	1,203	236
Gross capital expenditures	(5,043)	(6,228)
Adjusted Free Cash Flow	$5,711	$4,663

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended March 31,
	2025	2024
Net income (loss)	$(1,669)	$3,126
Transaction expense	732	889
Goodwill impairment	1,901	—
Income tax expense (benefit)	(159)	937
Adjusted Income Before Tax	$805	$4,952
Adjusted Income tax expense	(70)	(1,142)
Adjusted Net Income	$735	$3,810
Adjusted Basic earnings per share	$0.02	$0.13
Adjusted Diluted earnings per share	$0.02	$0.13
Basic weighted-average common shares outstanding	35,592,737	29,768,568
Diluted weighted-average common shares outstanding	35,778,541	29,768,568

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income to Adjusted EBITDA
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Three Months Ended March 31, 2025
	Low	High
Net Income	$(4,500)	$(1,500)
Add (deduct)
Interest expense, net	3,700	5,000
Income tax expense	(1,000)	500
Depreciation and amortization	26,500	28,000
Management fees	700	800
Other expense	1,500	3,000
Stock option expense	2,500	3,000
Goodwill impairment	1,800	2,000
Transaction expense	800	1,200
Adjusted EBITDA	$32,000	$42,000
Revenue	145,000	165,000
Adjusted EBITDA Margin	22%	25%

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income to Adjusted Free Cash Flow
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Three Months Ended March 31, 2025
	Low	High
Net Income	$(4,500)	$(1,500)
Add (deduct)
Interest expense, net	3,700	5,000
Income tax expense	(1,000)	500
Depreciation and amortization	26,500	28,000
Management fees	700	800
Other expense	1,500	3,000
Stock option expense	2,500	3,000
Goodwill impairment	1,800	2,000
Transaction expense	800	1,200
Gross capital expenditures	(18,000)	(23,000)
Adjusted Free Cash Flow	$14,000	$19,000
Adjusted Free Cash Flow Margin	10%	12%